Exhibit 99.2

Smart Service. Great Ideas.

UNUMPROVIDENT

Fourth Quarter 2006

STATISTICAL SUPPLEMENT

www.unum.com

UnumProvident

Statistical Supplement Fourth Quarter 2006

TABLE OF CONTENTS

(dollars in millions, except share data)

Interim Results are Unaudited

Throughout this supplement, segment operating results exclude income taxes and realized investment gains and losses.

See “Notes to Statistical Supplement” on page 16 for a discussion of non-GAAP financial measures.

N.M. = not a meaningful percentage

UnumProvident Financial Highlights

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Financial Results

Premium Income	$2,022.0	$1,988.4	$7,948.2	$7,815.6	$7,839.6

Segment Operating Revenue	$2,695.4	$2,617.8	$10,533.1	$10,266.0	$10,258.6
Net Realized Investment Gain (Loss)	0.7	2.4	2.2	(6.7)	29.2

Revenue	$2,696.1	$2,620.2	$10,535.3	$10,259.3	$10,287.8

Income (Loss) from Continuing Operations	$274.2	$134.8	$403.6	$504.0	$(201.4)
Income (Loss) from Discontinued Operations, net of tax	1.9	2.7	7.4	9.6	(51.6)

Net Income (Loss)	$276.1	$137.5	$411.0	$513.6	$(253.0)

Assets			$52,823.3	$51,866.8	$50,832.3

Stockholders’ Equity			$7,718.8	$7,363.9	$7,224.1

2006

•	Full year 2006 results include claim reassessment charges of $411.4 million before tax, or $267.4 million after tax.

•	Full year 2006 results include broker compensation settlement expenses of $18.5 million before tax, or $12.7 million after tax.

•	Fourth quarter 2006 results include costs related to early retirement of debt of $2.7 million before tax, or $1.9 million after tax, and full year 2006 results include $25.8 million before tax, or $16.9 million after tax.

•	Fourth quarter and full year 2006 results include income of $2.6 million before tax, or $3.9 million after tax, attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided.

•	Fourth quarter and full year 2006 results include an income tax benefit of approximately $91.9 million primarily as the result of group relief benefits obtained from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

2005

•	Full year 2005 results include a charge of $75.0 million before tax, or $51.6 million after tax, related to the settlement agreement with the California Department of Insurance and related matters.

•	Full year 2005 results include a gain on the sale of the U.K. Netherlands branch of $5.7 million before tax, or $4.0 million after tax.

•	Full year 2005 results include an income tax benefit of $42.8 million related to the reduction of income tax liabilities.

2004

•	Full year 2004 results include a charge of $127.0 million before tax, or $87.8 million after tax, related to the settlement of the multistate market conduct examination.

•	Full year 2004 results include a charge of $967.0 million before tax, or $701.0 million after tax, related to the restructuring of the individual income protection - closed block business.

See “Notes to Statistical Supplement” on page 16 for additional information.

UnumProvident Financial Highlights

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Per Common Share Information

Assuming Dilution:
Income (Loss) from Continuing Operations	$0.79	$0.42	$1.21	$1.61	$(0.68)
Income (Loss) from Discontinued Operations, net of tax	0.01	0.01	0.02	0.03	(0.18)

Net Income (Loss)	$0.80	$0.43	$1.23	$1.64	$(0.86)

Basic:
Income (Loss) from Continuing Operations	$0.80	$0.45	$1.25	$1.71	$(0.68)
Income (Loss) from Discontinued Operations, net of tax	0.01	0.01	0.02	0.03	(0.18)

Net Income (Loss)	$0.81	$0.46	$1.27	$1.74	$(0.86)

Dividends Paid	$0.075	$0.075	$0.300	$0.300	$0.300

Book Value			$22.53	$24.66	$24.36

Price (UNM closing price on last trading day of period)			$20.78	$22.75	$17.94

1.1

UnumProvident Consolidated Statements of Operations

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Revenue
Premium Income	$2,022.0	$1,988.4	$7,948.2	$7,815.6	$7,839.6
Net Investment Income	601.4	564.9	2,320.6	2,188.3	2,158.7
Net Realized Investment Gain (Loss)	0.7	2.4	2.2	(6.7)	29.2
Other Income	72.0	64.5	264.3	262.1	260.3

Total Revenue	2,696.1	2,620.2	10,535.3	10,259.3	10,287.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,812.9	1,802.6	7,577.2	7,083.2	7,248.4
Commissions	205.5	195.3	819.0	804.7	842.3
Interest and Debt Expense - Nonrecourse Debt	1.3	—	1.3	—	—
Interest and Debt Expense - All Other Debt	44.5	52.5	190.5	208.0	207.1
Cost Related to Early Retirement of Debt	2.7	—	25.8	—	—
Deferral of Policy Acquisition Costs	(135.4)	(117.3)	(528.2)	(519.4)	(557.3)
Amortization of Deferred Policy Acquisition Costs	124.9	114.3	478.6	463.7	436.7
Amortization of Value of Business Acquired	2.0	3.2	8.0	15.1	15.8
Impairment of Intangible Assets	—	—	—	—	856.4
Other Operating Expenses	372.1	379.9	1,497.7	1,510.1	1,514.1

Total Benefits and Expenses	2,430.5	2,430.5	10,069.9	9,565.4	10,563.5

Income (Loss) from Continuing Operations Before Income Taxes	265.6	189.7	465.4	693.9	(275.7)

Income Taxes (Benefit)	(8.6)	54.9	61.8	189.9	(74.3)

Income (Loss) from Continuing Operations	274.2	134.8	403.6	504.0	(201.4)

Income (Loss) from Discontinued Operations, net of tax	1.9	2.7	7.4	9.6	(51.6)

Net Income (Loss)	$276.1	$137.5	$411.0	$513.6	$(253.0)

Average Number of Shares Outstanding
Basic	340,812,551	296,086,409	324,654,923	295,776,405	295,224,305
Dilutive Securities:
Purchase Contracts	3,006,443	19,893,947	8,153,001	14,297,834	—
Options and Other Dilutive Securities	1,708,851	2,701,071	1,553,820	2,438,404	—

Assuming Dilution	345,527,845	318,681,427	334,361,744	312,512,643	295,224,305

Actual Number of Shares Outstanding			342,627,521	298,557,764	296,545,913

UnumProvident Sales Data

	Three Months Ended			Year Ended
	12/31/2006	12/31/2005	% Change	12/31/2006	12/31/2005	12/31/2004
Unum US Segment
Fully Insured Products
Group Long-term Income Protection	$89.1	$68.1	30.8%	$208.5	$180.4	$180.4
Group Short-term Income Protection	33.5	32.6	2.8	74.1	74.8	79.5
Group Life	55.4	64.2	(13.7)	149.8	157.8	166.5
Accidental Death & Dismemberment	6.0	6.3	(4.8)	13.7	14.7	12.8
Individual Income Protection - Recently Issued	16.4	15.1	8.6	55.4	53.8	61.6
Group Long-term Care	11.3	6.4	76.6	25.1	21.1	18.7
Individual Long-term Care	2.6	3.1	(16.1)	11.0	13.0	19.5
Voluntary Workplace Benefits	25.5	27.5	(7.3)	134.2	130.2	114.1

Total Fully Insured Products	239.8	223.3	7.4	671.8	645.8	653.1

Administrative Services Only (ASO) Products

Group Long-term Income Protection	3.2	0.3	N.M.	3.7	1.8	1.1
Group Short-term Income Protection	6.4	3.6	77.8	10.0	5.8	7.3

Total ASO Products	9.6	3.9	146.2	13.7	7.6	8.4

Unum US Segment	249.4	227.2	9.8	685.5	653.4	661.5

Unum UK Segment
Group Long-term Income Protection	39.8	17.5	127.4	79.1	91.2	103.3
Group Life	2.8	5.8	(51.7)	16.5	33.0	68.1
Individual Income Protection	1.4	1.6	(12.5)	5.5	8.1	11.1

Unum UK Segment	44.0	24.9	76.7	101.1	132.3	182.5

Colonial Segment
Income Protection	60.0	60.0	—	194.4	176.8	172.5
Life	22.1	19.5	13.3	66.6	60.6	58.6
Cancer and Critical Illness	19.8	17.8	11.2	54.1	49.0	47.4

Colonial Segment	101.9	97.3	4.7	315.1	286.4	278.5

Individual Income Protection - Closed Block Segment	0.9	1.7	(47.1)	4.4	6.5	7.8

Total Sales from Continuing Operations	396.2	351.1	12.8	1,106.1	1,078.6	1,130.3

Sales from Discontinued Operations	—	—	—	—	—	10.1

Total	$396.2	$351.1	12.8	$1,106.1	$1,078.6	$1,140.4

UnumProvident Consolidated Balance Sheets

	December 31,
	2006	2005
Assets
Investments
Fixed Maturity Securities	$35,001.5	$34,856.8
Mortgage Loans	944.0	739.4
Real Estate	17.9	18.2
Policy Loans	3,429.5	3,201.4
Other Long-term Investments	122.0	122.8
Short-term Investments	648.4	417.9

Total Investments	40,163.3	39,356.5

Cash and Bank Deposits	121.3	67.1
Accounts and Premiums Receivable	2,057.1	1951.6
Reinsurance Receivable	5,512.2	5,609.2
Accrued Investment Income	646.8	618.7
Deferred Policy Acquisition Costs	2,983.1	2,913.3
Value of Business Acquired	78.2	78.5
Goodwill	204.1	202.4
Other Assets	916.4	932.6
Other Assets - Discontinued Operations	112.3	107.3
Separate Account Assets	28.5	29.6

Total Assets	$52,823.3	$51,866.8

Liabilities
Policy and Contract Benefits	$2,220.4	$2,063.4
Reserves for Future Policy and Contract Benefits	35,689.4	34,041.5
Unearned Premiums	520.1	481.8
Other Policyholders’ Funds	2,019.1	2,235.5
Income Tax	611.7	1,002.3
Long-term Debt - Nonrecourse	130.0	—
Long-term Debt - All Other	2,529.6	3,261.6
Other Liabilities	1,326.7	1,360.3
Other Liabilities - Discontinued Operations	29.0	26.9
Separate Account Liabilities	28.5	29.6

Total Liabilities	45,104.5	44,502.9

Stockholders’ Equity
Common Stock	34.4	30.1
Additional Paid-in Capital	2,200.0	1,627.9
Accumulated Other Comprehensive Income	612.8	1,163.5
Retained Earnings	4,925.8	4,610.4
Treasury Stock	(54.2)	(54.2)
Deferred Compensation	—	(13.8)

Total Stockholders’ Equity	7,718.8	7,363.9

Total Liabilities and Stockholders’ Equity	$52,823.3	$51,866.8

UnumProvident Deferred Policy Acquisition Costs by Segment

	Unum US	Unum UK	Colonial	Individual Income Protection - Closed Block	Other	Consolidated
Balances at December 31, 2003	$2,142.1	$138.3	$488.4	$282.2	$0.9	$3,051.9
Capitalized	346.0	37.7	173.7	—	(0.1)	557.3
Amortized	(286.3)	(19.2)	(131.2)	—	—	(436.7)
Impairment	—	—	—	(282.2)	—	(282.2)
Foreign Currency and Other	(5.6)	(1.9)	—	—	(0.3)	(7.8)

Balances at December 31, 2004	2,196.2	154.9	530.9	—	0.5	2,882.5

Capitalized	311.9	34.1	173.4	—	—	519.4
Amortized	(306.9)	(21.6)	(134.7)	—	(0.5)	(463.7)
Foreign Currency and Other	—	(24.9)	—	—	—	(24.9)

Balances at December 31, 2005	2,201.2	142.5	569.6	—	—	2,913.3

Capitalized	306.2	34.4	187.6	—	—	528.2
Amortized	(302.2)	(32.0)	(144.4)	—	—	(478.6)
Foreign Currency and Other	—	20.2	—	—	—	20.2

Balances at December 31, 2006	$2,205.2	$165.1	$612.8	$—	$—	$2,983.1

4.1

UnumProvident Balance Sheets by Segment - December 31, 2006

	Unum US				Unum UK	Colonial	Individual Income Protection - Closed Block	Corporate, Other, and Discontinued Operations	Consolidated
	Group Income Protection	Group Life and Accidental Death & Dismemberment	Supplemental and Voluntary	Total Unum US
Assets
Investments	$9,618.2	$2,272.1	$5,093.6	$16,983.9	$3,216.9	$1,524.8	$12,244.8	$6,192.9	$40,163.3
Deferred Policy Acquisition Costs	571.9	273.1	1,360.2	2,205.2	165.1	612.8	—	—	2,983.1
Value of Business Acquired	—	—	2.4	2.4	60.8	15.0	—	—	78.2
Goodwill	2.5	—	187.5	190.0	14.1	—	—	—	204.1
All Other	968.4	104.6	446.3	1,519.3	447.3	202.4	3,364.7	3,860.9	9,394.6

Total Assets	$11,161.0	$2,649.8	$7,090.0	$20,900.8	$3,904.2	$2,355.0	$15,609.5	$10,053.8	$52,823.3

Liabilities
Reserves and Policyholder Benefits	$8,756.5	$1,564.8	$4,548.5	$14,869.8	$2,750.9	$1,382.5	$12,684.3	$8,761.5	$40,449.0
Debt	—	—	—	—	—	—	—	2,659.6	2,659.6
All Other	365.3	82.3	398.4	846.0	179.5	147.5	26.2	796.7	1,995.9

Total Liabilities	9,121.8	1,647.1	4,946.9	15,715.8	2,930.4	1,530.0	12,710.5	12,217.8	45,104.5

Other Allocated Stockholders’ Equity	2,012.3	973.6	1,834.5	4,820.4	899.6	791.5	2,640.0	(2,161.7)	6,989.8
Unrealized Gain on Securities	26.9	29.1	308.6	364.6	74.2	33.5	259.0	(2.3)	729.0

Total Allocated Stockholders’ Equity	2,039.2	1,002.7	2,143.1	5,185.0	973.8	825.0	2,899.0	(2,164.0)	7,718.8

Total Liabilities and Allocated Stockholders’ Equity	$11,161.0	$2,649.8	$7,090.0	$20,900.8	$3,904.2	$2,355.0	$15,609.5	$10,053.8	$52,823.3

Allocated stockholders’ equity is determined on the basis of an internal allocation formula that reflects the volume and risk components of the business and aligns with the Company’s target capital levels for regulatory and rating agency purposes. This formula is modified periodically to recognize changes in the views of capital requirements.

4.2

UnumProvident Balance Sheets by Segment - December 31, 2005

	Unum US				Unum UK	Colonial	Individual Income Protection - Closed Block	Corporate, Other, and Discontinued Operations	Consolidated
	Group Income Protection	Group Life and Accidental Death & Dismemberment	Supplemental and Voluntary	Total Unum US
Assets
Investments	$9,498.2	$2,342.0	$4,477.8	$16,318.0	$2,789.8	$1,552.3	$12,535.3	$6,161.1	$39,356.5
Deferred Policy Acquisition Costs	593.8	300.4	1,307.0	2,201.2	142.5	569.6	—	—	2,913.3
Value of Business Acquired	—	—	2.7	2.7	59.8	16.0	—	—	78.5
Goodwill	2.5	—	187.5	190.0	12.4	—	—	—	202.4
All Other	843.6	211.3	419.3	1,474.2	330.8	93.7	3,256.8	4,160.6	9,316.1

Total Assets	$10,938.1	$2,853.7	$6,394.3	$20,186.1	$3,335.3	$2,231.6	$15,792.1	$10,321.7	$51,866.8

Liabilities
Reserves and Policyholder Benefits	$8,298.7	$1,624.3	$3,930.5	$13,853.5	$2,343.0	$1,288.0	$12,631.8	$8,705.9	$38,822.2
Debt	—	—	—	—	—	—	—	3,261.6	3,261.6
All Other	437.3	118.7	448.8	1,004.8	253.2	138.6	171.1	851.4	2,419.1

Total Liabilities	8,736.0	1,743.0	4,379.3	14,858.3	2,596.2	1,426.6	12,802.9	12,818.9	44,502.9

Other Allocated Stockholders’ Equity	2,018.9	1,065.3	1,608.3	4,692.5	650.7	753.6	2,540.0	(2,586.9)	6,049.9
Unrealized Gain on Securities	183.2	45.4	406.7	635.3	88.4	51.4	449.2	89.7	1,314.0

Total Allocated Stockholders’ Equity	2,202.1	1,110.7	2,015.0	5,327.8	739.1	805.0	2,989.2	(2,497.2)	7,363.9

Total Liabilities and Allocated Stockholders’ Equity	$10,938.1	$2,853.7	$6,394.3	$20,186.1	$3,335.3	$2,231.6	$15,792.1	$10,321.7	$51,866.8

4.3

UnumProvident Financial Results by Segment

	Three Months Ended			Year Ended
	12/31/2006	12/31/2005	% Change	12/31/2006	12/31/2005	% Change
Premium Income
Unum US	$1,302.0	$1,309.0	(0.5)%	$5,196.0	$5,229.0	(0.6)%
Unum UK	231.0	198.2	16.5	842.8	785.3	7.3
Colonial	217.2	200.5	8.3	842.1	787.0	7.0
Individual Income Protection - Closed Block	269.8	279.3	(3.4)	1,062.8	1,011.7	5.1
Other	2.0	1.4	42.9	4.5	2.6	73.1

	2,022.0	1,988.4	1.7	7,948.2	7,815.6	1.7

Net Investment Income
Unum US	284.6	255.4	11.4	1,063.1	998.2	6.5
Unum UK	50.9	37.7	35.0	174.6	154.2	13.2
Colonial	24.0	24.3	(1.2)	93.6	96.0	(2.5)
Individual Income Protection - Closed Block	205.5	207.5	(1.0)	828.7	770.0	7.6
Other	28.1	29.1	(3.4)	113.2	120.5	(6.1)
Corporate	8.3	10.9	(23.9)	47.4	49.4	(4.0)

	601.4	564.9	6.5	2,320.6	2,188.3	6.0

Other Income
Unum US	27.7	28.6	(3.1)	108.5	108.6	(0.1)
Unum UK	0.1	—	N.M.	0.1	6.1	(98.4)
Colonial	0.2	0.9	(77.8)	1.1	4.4	(75.0)
Individual Income Protection - Closed Block	29.4	25.0	17.6	105.1	95.2	10.4
Other	8.8	10.6	(17.0)	33.8	36.0	(6.1)
Corporate	5.8	(0.6)	N.M.	15.7	11.8	33.1

	72.0	64.5	11.6	264.3	262.1	0.8

Total Operating Revenue
Unum US	1,614.3	1,593.0	1.3	6,367.6	6,335.8	0.5
Unum UK	282.0	235.9	19.5	1,017.5	945.6	7.6
Colonial	241.4	225.7	7.0	936.8	887.4	5.6
Individual Income Protection - Closed Block	504.7	511.8	(1.4)	1,996.6	1,876.9	6.4
Other	38.9	41.1	(5.4)	151.5	159.1	(4.8)
Corporate	14.1	10.3	36.9	63.1	61.2	3.1

	2,695.4	2,617.8	3.0	10,533.1	10,266.0	2.6

UnumProvident Financial Results by Segment

	Three Months Ended			Year Ended
	12/31/2006	12/31/2005	% Change	12/31/2006	12/31/2005	% Change
Benefits and Expenses
Unum US	$1,478.4	$1,489.1	(0.7)%	$6,271.9	$5,948.1	5.4%
Unum UK	200.2	186.6	7.3	759.7	757.9	0.2
Colonial	190.9	187.0	2.1	738.1	719.3	2.6
Individual Income Protection - Closed Block	476.0	478.1	(0.4)	1,925.3	1,797.0	7.1
Other	32.5	36.4	(10.7)	127.1	129.1	(1.5)
Corporate	52.5	53.3	(1.5)	247.8	214.0	15.8

	2,430.5	2,430.5	—	10,069.9	9,565.4	5.3

Income (Loss) from Continuing Operations Before Income Taxes and Net Realized Investment Gain (Loss)
Unum US	135.9	103.9	30.8	95.7	387.7	(75.3)
Unum UK	81.8	49.3	65.9	257.8	187.7	37.3
Colonial	50.5	38.7	30.5	198.7	168.1	18.2
Individual Income Protection - Closed Block	28.7	33.7	(14.8)	71.3	79.9	(10.8)
Other	6.4	4.7	36.2	24.4	30.0	(18.7)
Corporate	(38.4)	(43.0)	10.7	(184.7)	(152.8)	(20.9)

	264.9	187.3	41.4	463.2	700.6	(33.9)

Income Taxes (Benefit)	(8.8)	54.0	(116.3)	61.1	192.3	(68.2)

Income from Continuing Operations Before Net Realized Investment Gain (Loss)	273.7	133.3	105.3	402.1	508.3	(20.9)

Net Realized Investment Gain (Loss)	0.7	2.4	(70.8)	2.2	(6.7)	132.8

Tax Expense (Benefit) on Net Realized Investment Gain (Loss)	0.2	0.9	(77.8)	0.7	(2.4)	129.2

Income from Discontinued Operations, net of tax	1.9	2.7	(29.6)	7.4	9.6	(22.9)

Net Income	$276.1	$137.5	100.8	$411.0	$513.6	(20.0)

Note: See “Notes to Statistical Supplement” on page 16 for additional information.

5.1

UnumProvident Quarterly Historical Financial Results by Segment

	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04
Premium Income
Unum US	$1,302.0	$1,278.6	$1,311.6	$1,303.8	$1,309.0	$1,293.5	$1,317.3	$1,309.2	$1,349.3
Unum UK	231.0	219.7	200.7	191.4	198.2	204.0	193.1	190.0	177.0
Colonial	217.2	212.8	209.5	202.6	200.5	197.4	195.6	193.5	189.5
Individual Income Protection - Closed Block	269.8	257.8	264.2	271.0	279.3	257.6	232.8	242.0	239.3
Other	2.0	0.1	1.2	1.2	1.4	(0.3)	1.2	0.3	9.2

	2,022.0	1,969.0	1,987.2	1,970.0	1,988.4	1,952.2	1,940.0	1,935.0	1,964.3

Net Investment Income
Unum US	284.6	261.9	258.9	257.7	255.4	248.4	250.4	244.0	260.9
Unum UK	50.9	45.8	39.9	38.0	37.7	39.2	39.6	37.7	37.4
Colonial	24.0	23.6	23.4	22.6	24.3	23.4	23.3	25.0	24.5
Individual Income Protection - Closed Block	205.5	207.0	214.0	202.2	207.5	192.9	189.7	179.9	203.6
Other	28.1	28.0	28.4	28.7	29.1	29.5	32.8	29.1	31.0
Corporate	8.3	12.5	12.0	14.6	10.9	13.8	12.4	12.3	7.1

	601.4	578.8	576.6	563.8	564.9	547.2	548.2	528.0	564.5

Other Income
Unum US	27.7	27.3	28.1	25.4	28.6	27.8	25.2	27.0	23.2
Unum UK	0.1	—	(0.1)	0.1	—	5.7	(0.1)	0.5	0.5
Colonial	0.2	0.2	0.4	0.3	0.9	1.3	1.0	1.2	0.6
Individual Income Protection - Closed Block	29.4	25.5	23.9	26.3	25.0	25.7	19.8	24.7	31.2
Other	8.8	8.3	8.4	8.3	10.6	8.1	8.0	9.3	3.6
Corporate	5.8	3.5	3.0	3.4	(0.6)	3.1	4.2	5.1	19.3

	72.0	64.8	63.7	63.8	64.5	71.7	58.1	67.8	78.4

Total Operating Revenue
Unum US	1,614.3	1,567.8	1,598.6	1,586.9	1,593.0	1,569.7	1,592.9	1,580.2	1,633.4
Unum UK	282.0	265.5	240.5	229.5	235.9	248.9	232.6	228.2	214.9
Colonial	241.4	236.6	233.3	225.5	225.7	222.1	219.9	219.7	214.6
Individual Income Protection - Closed Block	504.7	490.3	502.1	499.5	511.8	476.2	442.3	446.6	474.1
Other	38.9	36.4	38.0	38.2	41.1	37.3	42.0	38.7	43.8
Corporate	14.1	16.0	15.0	18.0	10.3	16.9	16.6	17.4	26.4

	2,695.4	2,612.6	2,627.5	2,597.6	2,617.8	2,571.1	2,546.3	2,530.8	2,607.2

UnumProvident Quarterly Historical Financial Results by Segment

	12/31/06	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04
Benefits and Expenses
Unum US	$1,478.4	$1,741.0	$1,494.1	$1,558.4	$1,489.1	$1,497.8	$1,481.5	$1,479.7	$1,617.7
Unum UK	200.2	200.0	184.4	175.1	186.6	199.1	191.3	180.9	168.2
Colonial	190.9	184.5	183.4	179.3	187.0	180.1	176.3	175.9	174.6
Individual Income Protection - Closed Block	476.0	495.6	468.9	484.8	478.1	480.8	414.6	423.5	436.3
Other	32.5	28.6	32.6	33.4	36.4	28.6	31.5	32.6	39.5
Corporate	52.5	65.1	68.7	61.5	53.3	49.9	54.2	56.6	57.9

	2,430.5	2,714.8	2,432.1	2,492.5	2,430.5	2,436.3	2,349.4	2,349.2	2,494.2

Income (Loss) from Continuing Operations Before Income Taxes and Net Realized Investment Gain (Loss)
Unum US	135.9	(173.2)	104.5	28.5	103.9	71.9	111.4	100.5	15.7
Unum UK	81.8	65.5	56.1	54.4	49.3	49.8	41.3	47.3	46.7
Colonial	50.5	52.1	49.9	46.2	38.7	42.0	43.6	43.8	40.0
Individual Income Protection - Closed Block	28.7	(5.3)	33.2	14.7	33.7	(4.6)	27.7	23.1	37.8
Other	6.4	7.8	5.4	4.8	4.7	8.7	10.5	6.1	4.3
Corporate	(38.4)	(49.1)	(53.7)	(43.5)	(43.0)	(33.0)	(37.6)	(39.2)	(31.5)

	264.9	(102.2)	195.4	105.1	187.3	134.8	196.9	181.6	113.0

Income Taxes (Benefit)	(8.8)	(33.8)	68.5	35.2	54.0	38.8	70.2	29.3	(2.4)

Income (Loss) from Continuing Operations Before Net Realized Investment Gain (Loss)	273.7	(68.4)	126.9	69.9	133.3	96.0	126.7	152.3	115.4

Net Realized Investment Gain (Loss)	0.7	4.8	(5.8)	2.5	2.4	(71.4)	65.5	(3.2)	25.8

Tax Expense (Benefit) on Net Realized Investment Gain (Loss)	0.2	1.7	(2.2)	1.0	0.9	(25.1)	22.9	(1.1)	9.0

Income from Discontinued Operations, net of tax	1.9	1.6	1.9	2.0	2.7	2.9	2.0	2.0	2.3

Net Income (Loss)	$276.1	$(63.7)	$125.2	$73.4	$137.5	$52.6	$171.3	$152.2	$134.5

Per Common Share - Assuming Dilution

Income (Loss) from Continuing Operations	$0.79	$(0.19)	$0.37	$0.22	$0.42	$0.16	$0.55	$0.49	$0.44

Income from Discontinued Operations, net of tax	0.01	—	0.01	0.01	0.01	0.01	—	—	0.01

Net Income (Loss)	$0.80	$(0.19)	$0.38	$0.23	$0.43	$0.17	$0.55	$0.49	$0.45

Note: See “Notes to Statistical Supplement” on page 16 for additional information.

6.1

UnumProvident Financial Results for Unum US Segment

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Operating Revenue
Premium Income	$1,302.0	$1,309.0	$5,196.0	$5,229.0	$5,421.6
Net Investment Income	284.6	255.4	1,063.1	998.2	965.8
Other Income	27.7	28.6	108.5	108.6	89.8

Total Operating Revenue	1,614.3	1,593.0	6,367.6	6,335.8	6,477.2

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,107.5	1,105.7	4,752.1	4,419.3	4,614.4
Commissions	125.2	115.8	505.2	501.6	538.3
Deferral of Policy Acquisition Costs	(78.0)	(67.7)	(306.2)	(311.9)	(346.0)
Amortization of Deferred Policy Acquisition Costs	71.9	73.7	302.2	306.9	286.3
Amortization of Value of Business Acquired	0.1	0.1	0.3	0.3	0.2
Operating Expenses	251.7	261.5	1,018.3	1,031.9	1,048.5

Total Benefits and Expenses	1,478.4	1,489.1	6,271.9	5,948.1	6,141.7

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$135.9	$103.9	$95.7	$387.7	$335.5

Operating Ratios
Benefit Ratio	85.1%	84.5%	91.5%	84.5%	85.1%
Operating Expense Ratio	19.3%	20.0%	19.6%	19.7%	19.3%
Before-tax Profit Margin	10.4%	7.9%	1.8%	7.4%	6.2%

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$135.9	$103.9	$95.7	$387.7	$335.5
Settlement Agreements Claim Reassessment - Reserve Charge	—	—	(349.2)	—	—
Settlement Agreements Claim Reassessment - Operating Expense Charge	—	—	(15.0)	—	—
California Settlement Agreement and Related Matters - Reserve Charge	—	—	—	(29.6)	—
California Settlement Agreement and Related Matters - Operating Expense Charge	—	—	—	(11.1)	—
Multistate Market Conduct Examination Settlement Agreements - Reserve Charge	—	—	—	—	(80.8)
Multistate Market Conduct Examination Settlement Agreements - Operating Expense Charge	—	—	—	—	(37.6)

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$135.9	$103.9	$459.9	$428.4	$453.9

Operating Ratios, as Adjusted
Benefit Ratio	85.1%	84.5%	84.7%	83.9%	83.6%
Operating Expense Ratio	19.3%	20.0%	19.3%	19.5%	18.6%
Before-tax Profit Margin	10.4%	7.9%	8.9%	8.2%	8.4%

See “Notes to Statistical Supplement” on page 16 for additional information.

UnumProvident Financial Results for Unum US Group Income Protection

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Operating Revenue
Premium Income
Group Long-term Income Protection	$493.8	$493.2	$1,953.3	$1,961.6	$2,028.6
Group Short-term Income Protection	131.3	136.5	530.2	566.3	616.1

Total Premium Income	625.1	629.7	2,483.5	2,527.9	2,644.7
Net Investment Income	168.4	152.3	621.9	605.7	595.8
Other Income	20.6	21.3	82.3	80.3	69.6

Total Operating Revenue	814.1	803.3	3,187.7	3,213.9	3,310.1

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	587.6	591.1	2,702.5	2,397.7	2,533.1
Commissions	43.0	40.1	175.8	175.1	199.0
Deferral of Policy Acquisition Costs	(16.1)	(12.8)	(64.5)	(64.6)	(77.1)
Amortization of Deferred Policy Acquisition Costs	20.8	23.5	86.4	92.2	93.5
Operating Expenses	143.7	147.8	588.6	582.5	619.6

Total Benefits and Expenses	779.0	789.7	3,488.8	3,182.9	3,368.1

Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses	$35.1	$13.6	$(301.1)	$31.0	$(58.0)

Operating Ratios
Benefit Ratio	94.0%	93.9%	108.8%	94.8%	95.8%
Operating Expense Ratio	23.0%	23.5%	23.7%	23.0%	23.4%
Before-tax Profit (Loss) Margin	5.6%	2.2%	(12.1)%	1.2%	(2.2)%

Persistency - Group Long-term Income Protection			87.8%	84.8%	84.8%
Persistency - Group Short-term Income Protection			85.6%	79.6%	80.6%

7.1

UnumProvident Financial Results for Unum US Group Income Protection - Continued

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$35.1	$13.6	$(301.1)	$31.0	$(58.0)
Settlement Agreements Claim Reassessment - Reserve Charge	—	—	(349.2)	—	—
Settlement Agreements Claim Reassessment - Operating Expense Charge	—	—	(15.0)	—	—
California Settlement Agreement and Related Matters - Reserve Charge	—	—	—	(27.3)	—
California Settlement Agreement and Related Matters - Operating Expense Charge	—	—	—	(10.1)	—
Multistate Market Conduct Examination Settlement Agreements - Reserve Charge	—	—	—	—	(80.2)
Multistate Market Conduct Examination Settlement Agreements - Operating Expense Charge	—	—	—	—	(36.5)

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$35.1	$13.6	$63.1	$68.4	$58.7

Operating Ratios, as Adjusted
Benefit Ratio	94.0%	93.9%	94.8%	93.8%	92.7%
Operating Expense Ratio	23.0%	23.5%	23.1%	22.6%	22.0%
Before-tax Profit Margin	5.6%	2.2%	2.5%	2.7%	2.2%

See “Notes to Statistical Supplement” on page 16 for additional information.

7.2

UnumProvident Financial Results for Unum US Group Life and Accidental Death and Dismemberment

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Operating Revenue
Premium Income
Group Life	$311.0	$326.3	$1,248.1	$1,306.8	$1,441.0
Accidental Death & Dismemberment	37.8	39.8	151.6	156.4	182.4

Total Premium Income	348.8	366.1	1,399.7	1,463.2	1,623.4
Net Investment Income	35.6	37.7	141.3	151.9	147.9
Other Income (Loss)	—	0.3	—	2.0	(0.6)

Total Operating Revenue	384.4	404.1	1,541.0	1,617.1	1,770.7

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	264.9	279.8	1,067.3	1,111.9	1,244.3
Commissions	23.0	20.9	90.1	97.8	106.2
Deferral of Policy Acquisition Costs	(9.0)	(6.1)	(37.7)	(42.7)	(47.0)
Amortization of Deferred Policy Acquisition Costs	16.2	18.1	65.0	73.0	67.0
Operating Expenses	43.0	47.9	178.3	188.3	186.8

Total Benefits and Expenses	338.1	360.6	1,363.0	1,428.3	1,557.3

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$46.3	$43.5	$178.0	$188.8	$213.4

Operating Ratios
Benefit Ratio	75.9%	76.4%	76.3%	76.0%	76.6%
Operating Expense Ratio	12.3%	13.1%	12.7%	12.9%	11.5%
Before-tax Profit Margin	13.3%	11.9%	12.7%	12.9%	13.1%

Persistency - Group Life			81.2%	78.3%	84.0%
Persistency - Accidental Death & Dismemberment			82.8%	76.9%	80.3%

7.3

UnumProvident Financial Results for Unum US Supplemental and Voluntary

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Operating Revenue
Premium Income
Individual Income Protection - Recently Issued	$105.9	$103.6	$438.5	$425.1	$415.6
Long-term Care	126.5	122.2	492.4	473.2	444.5
Voluntary Workplace Benefits	95.7	87.4	381.9	339.6	293.4

Total Premium Income	328.1	313.2	1,312.8	1,237.9	1,153.5
Net Investment Income	80.6	65.4	299.9	240.6	222.1
Other Income	7.1	7.0	26.2	26.3	20.8

Total Operating Revenue	415.8	385.6	1,638.9	1,504.8	1,396.4

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	255.0	234.8	982.3	909.7	837.0
Commissions	59.2	54.8	239.3	228.7	233.1
Deferral of Policy Acquisition Costs	(52.9)	(48.8)	(204.0)	(204.6)	(221.9)
Amortization of Deferred Policy Acquisition Costs	34.9	32.1	150.8	141.7	125.8
Amortization of Value of Business Acquired	0.1	0.1	0.3	0.3	0.2
Operating Expenses	65.0	65.8	251.4	261.1	242.1

Total Benefits and Expenses	361.3	338.8	1,420.1	1,336.9	1,216.3

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$54.5	$46.8	$218.8	$167.9	$180.1

Operating Ratios
Benefit Ratios
Individual Income Protection - Recently Issued	61.5%	58.2%	58.0%	57.5%	57.7%
Long-term Care	101.7%	94.9%	99.2%	93.0%	88.8%
Voluntary Workplace Benefits	64.1%	66.9%	62.7%	66.3%	69.0%
Operating Expense Ratio	19.8%	21.0%	19.1%	21.1%	21.0%
Before-tax Profit Margin	16.6%	14.9%	16.7%	13.6%	15.6%

Interest Adjusted Loss Ratios
Individual Income Protection - Recently Issued	45.7%	43.8%	43.5%	44.4%	46.1%
Long-term Care	74.3%	71.7%	73.1%	70.9%	70.8%

7.4

UnumProvident Financial Results for Unum US Supplemental and Voluntary - Continued

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004

Persistency - Individual Income Protection - Recently Issued			90.5%	89.6%	90.7%
Persistency - Long-term Care			95.3%	95.8%	95.5%
Persistency - Voluntary Workplace Benefits			80.9%	81.1%	81.0%

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$54.5	$46.8	$218.8	$167.9	$180.1
California Settlement Agreement and Related Matters - Reserve Charge	—	—	—	(2.3)	—
California Settlement Agreement and Related Matters - Operating Expense Charge	—	—	—	(1.0)	—
Multistate Market Conduct Examination Settlement Agreements - Reserve Charge	—	—	—	—	(0.6)
Multistate Market Conduct Examination Settlement Agreements - Operating Expense Charge	—	—	—	—	(1.1)

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$54.5	$46.8	$218.8	$171.2	$181.8

Operating Ratios, as Adjusted
Benefit Ratios
Individual Income Protection - Recently Issued	61.5%	58.2%	58.0%	57.0%	57.6%
Long-term Care	101.7%	94.9%	99.2%	93.0%	88.8%
Voluntary Workplace Benefits	64.1%	66.9%	62.7%	66.3%	69.0%
Operating Expense Ratio	19.8%	21.0%	19.1%	21.0%	20.9%
Before-tax Profit Margin	16.6%	14.9%	16.7%	13.8%	15.8%

Interest Adjusted Loss Ratios, as Adjusted
Individual Income Protection - Recently Issued	45.7%	43.8%	43.5%	43.8%	46.0%
Long-term Care	74.3%	71.7%	73.1%	70.9%	70.8%

See “Notes to Statistical Supplement” on page 16 for additional information.

7.5

UnumProvident Financial Results for Unum UK Segment

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Operating Revenue
Premium Income
Group Long-term Income Protection	$171.7	$149.5	$638.9	$582.9	$501.8
Group Life	50.4	41.1	171.0	164.1	117.9
Individual Income Protection	8.9	7.6	32.9	38.3	39.4

Total Premium Income	231.0	198.2	842.8	785.3	659.1
Net Investment Income	50.9	37.7	174.6	154.2	139.6
Other Income	0.1	—	0.1	6.1	3.1

Total Operating Revenue	282.0	235.9	1,017.5	945.6	801.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	139.0	129.9	553.5	545.8	464.5
Commissions	12.8	15.4	49.7	56.4	48.9
Deferral of Policy Acquisition Costs	(8.8)	(7.3)	(34.4)	(34.1)	(37.7)
Amortization of Deferred Policy Acquisition Costs	15.0	5.6	32.0	21.6	19.2
Amortization of Value of Business Acquired	1.6	3.4	6.6	14.2	14.4
Operating Expenses	40.6	39.6	152.3	154.0	141.2

Total Benefits and Expenses	200.2	186.6	759.7	757.9	650.5

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$81.8	$49.3	$257.8	$187.7	$151.3

Operating Ratios
Benefit Ratio	60.2%	65.5%	65.7%	69.5%	70.5%
Operating Expense Ratio	17.6%	20.0%	18.1%	19.6%	21.4%
Before-tax Profit Margin	35.4%	24.9%	30.6%	23.9%	23.0%

Persistency - Group Long-term Income Protection			90.4%	94.2%	92.1%
Persistency - Group Life			69.1%	86.3%	83.0%
Persistency - Individual Income Protection			88.2%	88.4%	86.7%

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$81.8	$49.3	$257.8	$187.7	$151.3
Gain on Sale of Netherlands Branch	—	—	—	5.7	—

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$81.8	$49.3	$257.8	$182.0	$151.3

Operating Ratio, as Adjusted
Before-tax Profit Margin	35.4%	24.9%	30.6%	23.2%	23.0%

See “Notes to Statistical Supplement” on page 16 for additional information.

UnumProvident Financial Results for Colonial Segment

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Operating Revenue
Premium Income
Income Protection	$136.4	$129.1	$533.3	$508.9	$486.2
Life	34.8	29.2	130.5	114.0	106.9
Cancer and Critical Illness	46.0	42.2	178.3	164.1	147.9

Total Premium Income	217.2	200.5	842.1	787.0	741.0
Net Investment Income	24.0	24.3	93.6	96.0	94.5
Other Income	0.2	0.9	1.1	4.4	2.3

Total Operating Revenue	241.4	225.7	936.8	887.4	837.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	113.5	113.5	441.4	433.2	408.3
Commissions	47.1	43.0	184.9	170.7	173.9
Deferral of Policy Acquisition Costs	(48.6)	(42.3)	(187.6)	(173.4)	(173.7)
Amortization of Deferred Policy Acquisition Costs	38.0	34.5	144.4	134.7	131.2
Amortization of Value of Business Acquired	0.3	(0.3)	1.1	0.6	1.2
Operating Expenses	40.6	38.6	153.9	153.5	141.3

Total Benefits and Expenses	190.9	187.0	738.1	719.3	682.2

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$50.5	$38.7	$198.7	$168.1	$155.6

Operating Ratios
Benefit Ratio	52.3%	56.6%	52.4%	55.0%	55.1%
Operating Expense Ratio	18.7%	19.3%	18.3%	19.5%	19.1%
Before-tax Profit Margin	23.3%	19.3%	23.6%	21.4%	21.0%

Persistency - Income Protection			74.9%	75.3%	75.6%
Persistency - Life			84.2%	84.1%	84.1%
Persistency - Cancer and Critical Illness			82.3%	83.2%	82.6%

UnumProvident Financial Results for Individual Income Protection - Closed Block Segment

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Operating Revenue
Premium Income	$269.8	$279.3	$1,062.8	$1,011.7	$986.6
Net Investment Income	205.5	207.5	828.7	770.0	799.1
Other Income	29.4	25.0	105.1	95.2	100.3

Total Operating Revenue	504.7	511.8	1,996.6	1,876.9	1,886.0

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	421.7	420.4	1,709.7	1,562.7	1,618.9
Commissions	18.5	20.3	76.2	74.9	76.3
Impairment of Intangible Assets	—	—	—	—	856.4
Operating Expenses	35.8	37.4	139.4	159.4	157.2

Total Benefits and Expenses	476.0	478.1	1,925.3	1,797.0	2,708.8

Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses	$28.7	$33.7	$71.3	$79.9	$(822.8)

Operating Ratios
Interest Adjusted Loss Ratio	93.8%	89.0%	97.3%	89.3%	93.4%
Persistency			94.0%	94.5%	94.5%

Operating Income (Loss) Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$28.7	$33.7	$71.3	$79.9	$(822.8)
Settlement Agreements Claim Reassessment - Reserve Charge	—	—	(47.2)	—	—
California Settlement Agreement and Related Matters - Reserve Charge	—	—	—	(23.1)	—
California Settlement Agreement and Related Matters - Operating Expense Charge	—	—	—	(11.2)	—
Multistate Market Conduct Examination Settlement Agreements - Reserve Charge	—	—	—	—	(3.7)
Multistate Market Conduct Examination Settlement Agreements - Operating Expense Charge	—	—	—	—	(4.9)
Individual Income Protection - Closed Block Restructuring - Reserve Charge	—	—	—	—	(110.6)
Individual Income Protection - Closed Block Restructuring - Intangible Asset Impairment Charge	—	—	—	—	(856.4)

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$28.7	$33.7	$118.5	$114.2	$152.8

Interest Adjusted Loss Ratio, as Adjusted	93.8%	89.0%	92.9%	87.3%	87.5%

See “Notes to Statistical Supplement” on page 16 for additional information.

UnumProvident Financial Results for Other Segment

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Operating Revenue
Premium Income	$2.0	$1.4	$4.5	$2.6	$31.3
Net Investment Income	28.1	29.1	113.2	120.5	127.3
Other Income	8.8	10.6	33.8	36.0	31.2

Total Operating Revenue	38.9	41.1	151.5	159.1	189.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	31.2	33.1	120.5	122.2	142.3
Commissions	1.9	0.8	3.0	1.1	4.9
Deferral of Policy Acquisition Costs	—	—	—	—	0.1
Amortization of Deferred Policy Acquisition Costs	—	0.5	—	0.5	—
Operating Expenses	(0.6)	2.0	3.6	5.3	13.3

Total Benefits and Expenses	32.5	36.4	127.1	129.1	160.6

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses	$6.4	$4.7	$24.4	$30.0	$29.2

UnumProvident Financial Results for Corporate Segment

	Three Months Ended		Year Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005	12/31/2004
Operating Revenue
Net Investment Income	$8.3	$10.9	$47.4	$49.4	$32.4
Other Income (Loss)	5.8	(0.6)	15.7	11.8	33.6

Total Operating Revenue	14.1	10.3	63.1	61.2	66.0

Benefits and Expenses
Interest and Debt Expense - Nonrecourse Debt	1.3	—	1.3	—	—
Interest and Debt Expense - All Other Debt	44.5	52.5	190.5	208.0	207.1
Cost Related to Early Retirement of Debt	2.7	—	25.8	—	—
Unallocated Operating Expenses	4.0	0.8	30.2	6.0	12.6

Total Benefits and Expenses	52.5	53.3	247.8	214.0	219.7

Operating Loss Before Income Taxes and Net Realized Investment Gains and Losses	$(38.4)	$(43.0)	$(184.7)	$(152.8)	$(153.7)

Operating Loss Before Income Taxes and Net Realized Investment Gains and Losses, as Reported	$(38.4)	$(43.0)	$(184.7)	$(152.8)	$(153.7)
Broker Compensation Settlement	—	—	(18.5)	—	—
Interest on Federal Income Tax Refund	2.6	—	2.6	—	—
Cost Related to Early Retirement of Debt	(2.7)	—	(25.8)	—	—

Operating Loss Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted	$(38.3)	$(43.0)	$(143.0)	$(152.8)	$(153.7)

See “Notes to Statistical Supplement” on page 16 for additional information.

UnumProvident Reserves

	December 31, 2006
	Gross						Total Reinsurance Ceded	Total Net
	Policy Reserves	%	Claim Reserves		%	Total (1)
			Incurred	IBNR
Group Income Protection	$—	—%	$7,563.0	$790.3	34.3%	$8,353.3	$101.5	$8,251.8
Group Life and Accidental Death & Dismemberment	63.1	0.5	736.5	202.2	3.9	1,001.8	2.7	999.1
Individual Income Protection - Recently Issued	431.8	3.2	718.9	71.5	3.3	1,222.2	76.7	1,145.5
Long-term Care	2,067.2	15.2	195.0	31.6	0.9	2,293.8	57.1	2,236.7
Voluntary Workplace Benefits	787.9	5.8	22.3	36.3	0.2	846.5	13.3	833.2

Unum US Segment	3,350.0	24.7	9,235.7	1,131.9	42.6	13,717.6	251.3	13,466.3

Unum UK Segment	28.9	0.2	2,252.8	286.4	10.4	2,568.1	142.4	2,425.7

Colonial Segment	1,021.3	7.5	234.5	100.8	1.4	1,356.6	36.7	1,319.9

Individual Income Protection - Closed Block Segment	1,777.8	13.1	9,794.9	443.9	42.1	12,016.6	1,498.7	10,517.9

Other Segment	6,444.3	47.4	561.4	282.1	3.5	7,287.8	5,686.4	1,601.4

Unrealized Adjustment to Reserves for Future Policy and Contract Benefits	963.1	7.1	—	—	—	963.1	—	963.1

Consolidated	$13,585.4	100.0%	$22,079.3	$2,245.1	100.0%	$37,909.8	$7,615.5	$30,294.3

(1)	Equals the sum of “Policy and Contract Benefits” and “Reserves for Future Policy and Contract Benefits,” as reported in our consolidated balance sheets. See Note 7 of our “Notes to Consolidated Financial Statements” for a reconciliation.

The increase in the Unum US segment and Individual Income Protection—Closed Block segment IBNR from December 31, 2005 is due to the 2006 revised claim reassessment reserve estimates related to the multistate market conduct examination settlement agreement and California settlement agreement. The increase in Unum US IBNR is offset in part due to a slight decline in insured lives in the group income protection, group life, and accidental death and dismemberment lines of business.

The increase in Unum US Policy and Claim Reserves Incurred from December 31, 2005 is due to growth in the disabled life reserves in the Unum US group income protection line of business and growth in the active life reserves for the Unum US long-term care and individual income protection - recently issued lines of business.

The increase in Policy and Claim Reserves Incurred from December 31, 2005 for the Unum UK segment is due primarily to growth in insured lives and fluctuation in the foreign exchange rate.

The unrealized adjustment to reserves to reflect the changes that would be necessary to policyholder liabilities if the unrealized gains and losses related to our available-for-sale securities had been realized decreased Policy Reserves approximately $158.2 million during 2006, primarily in the Unum US group income protection line of business and the Individual Income Protection - Closed Block segment.

UnumProvident Reserves

	December 31, 2005
	Gross						Total Reinsurance Ceded	Total Net
	Policy Reserves	%	Claim Reserves		%	Total (1)
			Incurred	IBNR
Group Income Protection	$—	—%	$7,207.9	$698.6	34.3%	$7,906.5	$112.4	$7,794.1
Group Life and Accidental Death & Dismemberment	63.2	0.5	669.9	237.6	3.9	970.7	4.5	966.2
Individual Income Protection - Recently Issued	393.7	3.0	604.8	77.8	3.0	1,076.3	70.3	1,006.0
Long-term Care	1,683.9	12.9	165.2	32.1	0.9	1,881.2	52.5	1,828.7
Voluntary Workplace Benefits	734.8	5.6	23.0	32.3	0.2	790.1	12.6	777.5

Unum US Segment	2,875.6	22.0	8,670.8	1,078.4	42.3	12,624.8	252.3	12,372.5

Unum UK Segment	24.4	0.2	1,866.8	242.9	9.2	2,134.1	117.9	2,016.2

Colonial Segment	955.9	7.3	224.3	83.7	1.3	1,263.9	38.3	1,225.6

Individual Income Protection - Closed Block Segment	1,880.0	14.4	9,588.5	428.9	43.5	11,897.4	1,492.4	10,405.0

Other Segment	6,200.0	47.5	623.8	239.6	3.7	7,063.4	5,436.1	1,627.3

Unrealized Adjustment to Reserves for Future Policy and Contract Benefits	1,121.3	8.6	—	—	—	1,121.3	—	1,121.3

Consolidated	$13,057.2	100.0%	$20,974.2	$2,073.5	100.0%	$36,104.9	$7,337.0	$28,767.9

(1)	Equals the sum of “Policy and Contract Benefits” and “Reserves for Future Policy and Contract Benefits,” as reported in our consolidated balance sheets. See Note 7 of our “Notes to Consolidated Financial Statements” for a reconciliation.

13.1

UnumProvident Investment Fact Sheet at December 31, 2006

	12/31/2006
Bonds (Fair Value)

Public	$21,217.5	61.4%
Mortgage-backed Securities	3,973.8	11.5
Private Placements	3,829.7	11.1
High Yield	2,134.0	6.2
Government Securities	3,408.9	9.9
Municipal Securities	46.5	0.1
Open Derivatives	(54.0)	(0.2)

Total	$34,556.4	100.0%

	Book Value	Fair Value
Quality Ratings of Bonds

Aaa	23.5%	23.1%
Aa	7.3	7.3
A	26.3	26.6
Baa	36.5	36.8
Below Baa	6.4	6.2

Total	100.0%	100.0%

	12/31/06	9/30/06
Selected Statistics

Portfolio Yield*	6.73%	6.74%
Average Duration	8.83	9.08
Average Credit Quality	A	A

* Bond equivalent yield is a book value and duration weighted average of the yield on the fixed income securities in the portfolio.

Schedule BA and Non-Current

Total Non-Current Investments	$12.5	$11.1
Total Schedule BA Assets	$108.4	$105.6

UnumProvident Investment Fact Sheet at December 31, 2006

Fixed Maturity Bonds - By Industry Classification - Unrealized Gain/Loss

Classification	Fair Value	Net Unrealized Gain (Loss)	Fair Value of Bonds with Gross Unrealized Loss	Gross Unrealized Loss	Fair Value of Bonds with Gross Unrealized Gain	Gross Unrealized Gain
Basic Industry	$2,360.9	$88.8	$833.9	$32.9	$1,527.0	$121.7
Canadian	268.9	57.2	—	—	268.9	57.2
Capital Goods	2,605.4	173.9	662.6	24.2	1,942.8	198.1
Communications	2,615.0	136.2	861.6	49.9	1,753.4	186.1
Consumer Cyclical	1,463.4	33.8	627.0	31.7	836.4	65.5
Consumer Non-Cyclical	4,043.3	135.4	1,751.8	68.6	2,291.5	204.0
Derivative Instruments	(54.0)	(46.0)	(165.8)	165.8	111.8	119.8
Energy (Oil & Gas)	2,274.7	229.2	366.6	12.8	1,908.1	242.0
Financial Institutions	3,628.0	28.5	2,154.9	71.7	1,473.1	100.2
Mortgage/Asset Backed	3,973.8	208.2	737.0	13.8	3,236.8	222.0
Sovereigns	864.3	36.4	478.3	13.1	386.0	49.5
Technology	477.5	19.5	130.0	7.0	347.5	26.5
Transportation	993.8	98.8	130.8	2.8	863.0	101.6
U.S. Government Agencies	2,620.5	59.7	1,368.6	67.0	1,251.9	126.7
Utilities	6,420.9	308.6	2,267.3	89.5	4,153.6	398.1

Total	$34,556.4	$1,568.2	$12,204.6	$650.8	$22,351.8	$2,219.0

Gross Unrealized Loss on Fixed Maturity Bonds By Length of Time in Unrealized Loss Position

	Investment-Grade		Below-Investment-Grade
Category	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
Less than 91 days	$1,583.4	$14.4	$51.0	$1.6
91 through 180 days	268.7	4.2	7.2	0.2
181 through 270 days	624.6	9.6	69.2	2.5
271 days to 1 year	3,936.2	149.5	90.1	5.3
Greater than 1 year	5,070.8	412.5	503.4	51.0

Total	$11,483.7	$590.2	$720.9	$60.6

14.1

UnumProvident Statutory Capital and Surplus

	As of December 31, 2006			As of December 31, 2005
	Capital and Surplus	AVR	Capital and Surplus + AVR	Capital and Surplus + AVR
Provident Life and Accident	$1,121.8	$68.0	$1,189.8	$1,398.6
Unum Life of America	1,580.1	102.3	1,682.4	1,453.5
Paul Revere Life (1)	1,034.6	35.9	1,070.5	1,162.3
Colonial Life & Accident	370.4	12.4	382.8	360.8
Provident Life and Casualty	100.5	1.7	102.2	92.5
First Unum Life	182.8	6.0	188.8	164.1
Paul Revere Variable (1)	109.5	0.9	110.4	115.5

(1) Capital and Surplus of Paul Revere Variable is included in Paul Revere Life

UnumProvident Statutory Operating Results - December 31, 2006

	Year Ended
	Net Gain from Operations After Tax
	Before Infrequent or Unusual Items	Claim Reassessment Charge	Total	Net Realized Capital Gains (Losses) After Tax and Transfers to IMR	Net Income (Loss)
Provident Life and Accident	$92.3	$(11.2)	$81.1	$(10.2)	$70.9
Unum Life of America	295.9	(273.8)	22.1	(37.0)	(14.9)
Paul Revere Life	124.9	(11.6)	113.3	(17.4)	95.9
Colonial Life & Accident	108.8	—	108.8	1.8	110.6
Provident Life and Casualty	13.2	(1.8)	11.4	(1.1)	10.3
First Unum Life	46.3	(19.5)	26.8	(0.6)	26.2
Paul Revere Variable	8.0	—	8.0	0.4	8.4

Total	$689.4	$(317.9)	$371.5	$(64.1)	$307.4

	Three Months Ended
	Net Gain from Operations After Tax	Net Realized Capital Gains (Losses) After Tax and Transfers to IMR	Net Income
Provident Life and Accident	$21.3	$2.0	$23.3
Unum Life of America	66.1	(7.2)	58.9
Paul Revere Life	37.7	(4.1)	33.6
Colonial Life & Accident	34.5	1.1	35.6
Provident Life and Casualty	4.5	0.1	4.6
First Unum Life	25.7	(0.5)	25.2
Paul Revere Variable	2.0	(0.1)	1.9

Total	$191.8	$(8.7)	$183.1

Note: Statutory results are reported in conformity with statutory accounting principles as prescribed by the National Association of Insurance Commissioners and adopted by the applicable state laws.

15.1

UnumProvident Statutory Operating Results - December 31, 2005

	Year Ended
	Net Gain from Operations After Tax
	Before Infrequent or Unusual Items	Reinsurance Recapture	California Settlement Agreement	Total	Net Realized Capital Gains (Losses) After Tax and Transfers to IMR	Net Income
Provident Life and Accident	$138.2	$—	$(14.3)	$123.9	$(1.0)	$122.9
Unum Life of America	153.0	129.7	(27.6)	255.1	(5.9)	249.2
Paul Revere Life	155.5	—	(11.8)	143.7	(13.4)	130.3
Colonial Life & Accident	89.3	—	—	89.3	10.1	99.4
Provident Life and Casualty	10.9	—	—	10.9	1.8	12.7
First Unum Life	18.5	—	—	18.5	0.2	18.7
Paul Revere Variable	8.6	—	—	8.6	—	8.6

Total	$574.0	$129.7	$(53.7)	$650.0	$(8.2)	$641.8

	Three Months Ended
	Net Gain from Operations After Tax	Net Realized Capital Gains (Losses) After Tax and Transfers to IMR	Net Income
Provident Life and Accident	$31.5	$(9.7)	$21.8
Unum Life of America	39.9	(0.3)	39.6
Paul Revere Life	52.4	(3.1)	49.3
Colonial Life & Accident	21.7	5.2	26.9
Provident Life and Casualty	0.8	1.6	2.4
First Unum Life	3.7	0.7	4.4
Paul Revere Variable	2.1	—	2.1

Total	$152.1	$(5.6)	$146.5

Note: Statutory results are reported in conformity with statutory accounting principles as prescribed by the National Association of Insurance Commissioners and adopted by the applicable state laws.

15.2

Unum Life Insurance Company of America - Statutory Basis

Group Accident and Health Statutory Claim Reserves and Liabilities, Net of Ceded

On Claims Incurred Prior to January 1

	2006 (a)	2005	2004
Reserve Balance from Prior Year End	$5,192.8	$5,146.1	$4,983.5
Reserves Ceded Each January 1 for Prior Year Incurrals	—	(453.4)	(429.0)
Reinsurance Recapture	891.4	—	—
Other Adjustments to Beginning Balance (see Schedule H)	15.9	(5.7)	17.6

Reserve Balance January 1 (b)	6,100.1	4,687.0	4,572.1
Paid on Prior Year Claims	(395.9)	(356.0)	(362.4)
Interest Earned on Reserves	102.1	78.7	77.7
Incurred on Prior Year Claims	45.6	49.8	(16.2)
Reserve Charges Incurred for Settlement Agreements	68.4	—	—

Reserve Balance March 31	$5,920.3	$4,459.5	$4,271.2

Reserve Balance March 31	$5,920.3	$4,459.5	$4,271.2
Paid on Prior Year Claims	(348.3)	(298.7)	(291.5)
Interest Earned on Reserves	99.3	74.6	73.3
Incurred on Prior Year Claims	51.4	1.0	(24.0)

Reserve Balance June 30	$5,722.7	$4,236.4	$4,029.0

Reserve Balance June 30	$5,722.7	$4,236.4	$4,029.0
Paid on Prior Year Claims	(350.6)	(261.5)	(260.7)
Interest Earned on Reserves	97.6	71.5	69.4
Incurred on Prior Year Claims	(11.9)	(17.1)	(32.7)
Reserve Charges Incurred for Settlement Agreements	246.0	13.7	—

Reserve Balance September 30	$5,703.8	$4,043.0	$3,805.0

Reserve Balance September 30	$5,703.8	$4,043.0	$3,805.0
Paid on Prior Year Claims	(314.5)	(229.8)	(223.2)
Interest Earned on Reserves	94.5	68.9	68.9
Incurred on Prior Year Claims	2.7	0.3	(31.3)
Reserve Charges Incurred for Settlement Agreements	—	—	71.1

Reserve Balance December 31 on Prior Year Claims	5,486.5	3,882.4	3,690.5
Reserve Balance December 31 on Current Year Claims	1,200.1	1,310.4	1,455.6

Reserve Balance December 31 on Total Claims Incurred (c)	$6,686.6	$5,192.8	$5,146.1

(a)	Prior period numbers for 2006 have been restated to reflect the recapture by Unum Life Insurance Company of America, retroactive to January 1, 2006, of a ceded block of group long-term income protection claims. The results also reflect the experience for claims ceded under a modified coinsurance agreement to Tailwind Reinsurance Company as the reserves for such claims are retained by Unum Life Insurance Company of America.

(b)	balances to Schedule H Part 3 Line 3.2 Column 2

(c)	balances to Schedule H Part 2 Line C.1 Column 2

15.3

Reconciliation to Unum Life Insurance Company of America - Statutory Basis

Schedule H Part 3 for Group Accident and Health

	2006	2005	2004
Paid on Prior Year Claims - Full Year	$1,409.2	$1,146.0	$1,137.8
(balances to Schedule H Part 3 Line 1.1 Column 2)

Incurred on Prior Year Claims - Full Year	$402.1	$47.7	$(33.1)
Interest Earned on Reserves - Full Year	393.5	293.7	289.3

Incurred on Prior Year Claims - Full Year, Excluding Interest Earned	$795.6	$341.4	$256.2

(balances to Schedule H Part 3 Line 3.3 Column 2)

Note: Group A&H for Unum Life Insurance Company of America includes group long- and short-term income protection, group accidental death & dismemberment, and group voluntary income protection, cancer, and critical illness products reported in our Unum US segment as well as the reinsurance pools reported in our Other segment.

15.4

Notes to Statistical Supplement

Non-GAAP Financial Measures

We analyze our Company’s performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income (loss). We believe operating income or loss excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in our business. Realized investment gains and losses are dependent on market conditions and general economic events and are not necessarily related to decisions regarding our Company’s underlying business. We also believe that the exclusion of certain other items specified and presented in the reconciliations on the segment financial results pages throughout this supplement enhances the understanding and comparability of our Company’s performance and the underlying fundamentals in our operations, but this exclusion is not an indication that similar items may not recur.

Segments Renamed

As a part of a broader branding initiative, we announced our intention to change our name from UnumProvident Corporation to Unum Group. While this change is pending required legal approvals, we have changed our operating segment names as a part of this branding initiative. As a result, the U.S. Brokerage segment has been renamed Unum US and the Unum Limited segment has been renamed Unum UK.

2006 Significant Transactions and Events

Disposition

On January 20, 2007, we entered into a definitive agreement for the sale of our wholly-owned subsidiary, GENEX Services, Inc. (GENEX). We expect to close the transaction during the first half of 2007, subject to customary closing conditions. We expect this transaction to result in a small net gain. The sale reflects our desire to redeploy our capital to our core businesses and allow GENEX to further build its workers’ compensation business. The results of GENEX, which were previously included in the Other segment, are now reported as discontinued operations and excluded from segment results for all periods.

Revised Claim Reassessment Reserve Estimate

Each quarter we review our emerging experience to ensure that the reserves we established for our claim reassessment process are appropriate. This claim reassessment process was implemented as a result of the settlement agreements we entered into with state insurance regulators in the fourth quarter of 2004 and the settlement agreement we entered into with the California Department of Insurance (DOI) in the third quarter of 2005. The fourth quarter of 2004 agreements were entered into on conclusion of a multistate market conduct examination led by Maine, Massachusetts, and Tennessee relating to our disability claims handling practices. The settlement agreement we entered into with the California DOI concluded a market conduct examination and investigation of our disability claims handling practices.

Our quarterly review of our claim reassessment reserve adequacy includes an analysis of our assumptions related to (1) the number of claimants who will ultimately choose to participate in the process, (2) the number of claimants for whom payments will be made and then closed because the claimant is no longer disabled, (3) the number of claimants for whom payments will continue because the claimant remains eligible for disability payments, and (4) the average incurred cost per claimant.

(continued on next page)	16

When we performed our analysis at the end of the first quarter of 2006, our analysis was based on data available as of the end of that time period. At that time we believed that the actual results were credible enough to enable us to update our estimate of the ultimate cost related to the reassessment process and the reserves established at the time of the settlement agreements. At the end of the first quarter, we concluded that a change in our initial assumptions was warranted. The change in assumptions was primarily related to the number of claimants for whom payments will continue because the claimant remains eligible for disability payments. We therefore recorded a charge, in the first quarter of 2006, of $86.0 million before tax, or $55.9 million after tax, to reflect our then current best estimate of the ultimate cost of benefits for claims reopened in the reassessment process. The first quarter charge decreased before-tax operating results for our Unum US segment group income protection line of business $72.8 million and our Individual Income Protection – Closed Block segment $13.2 million.

During our third quarter of 2006 review, we concluded that some of our assumptions needed to be modified to reflect emerging experience and that a charge should be recorded. By the end of the third quarter we had either completed the reassessment or had analyzed the pending inventory for approximately 55 percent of the total number of claims expected to be reassessed during the reassessment process. The most recent months’ experience indicated that the assumption used to estimate the number of claimants for whom payments will be made needed to be revised, as did the assumption for the average cost. That is, significantly more claims were qualifying for benefit payment, and the average cost per claimant was slightly higher than previously assumed.

Our third quarter review also indicated that we needed to adjust the amount previously recorded for the incremental direct operating expenses to conduct the reassessment process because of the additional time now estimated to complete the process. Our review indicated that no adjustment was needed for the amount previously recorded for the additional benefit costs and reserves for claims that were already incurred and in inventory that were anticipated to increase as a result of the claim process changes being implemented.

Based on our analysis, in the third quarter of 2006 we recorded an additional charge of $325.4 million before tax, or $211.5 million after tax. The charge was comprised of $310.4 million to reflect our revised estimate of future obligations for benefit costs for claims reopened in the reassessment and $15.0 million for additional incremental direct operating expenses to conduct the reassessment process. The third quarter charge decreased before-tax operating results for our Unum US segment group income protection line of business $291.4 million and our Individual Income Protection – Closed Block segment $34.0 million.

Broker Compensation Settlement

On October 31, 2006, we reached a settlement agreement on broker compensation with the Office of the New York Attorney General (NYAG) that directly resolves all issues raised by the NYAG in its review of our broker compensation practices. The review was part of a larger investigation of broker compensation practices in the insurance industry. We also resolved litigation filed by the California Insurance Commissioner against our Company and other insurers regarding disclosure practices in broker compensation. We have agreed to eliminate all contingent compensation programs for our group product lines. Additionally, we are expanding our disclosure of broker compensation programs. We had previously taken a number of steps to enhance transparency by establishing, in March 2005, disclosure policies that provided customers with a means of obtaining information about the compensation paid to their brokers. As part of the settlement, we agreed to a fine of $1.9 million, the establishment of a fund of $15.5 million to provide restitution for any customer determined to be harmed by past practices, and certain other expenses approximating $1.1 million.

Income Tax

Included in the fourth quarter 2006 operating results is income of $2.6 million before tax and approximately $3.9 million after tax attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided.

Additionally, in the fourth quarter 2006 we recognized an income tax benefit of approximately $91.9 million primarily as the result of group relief benefits obtained from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

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Financing

In the second quarter of 2006, pursuant to a cash tender offer, we purchased $50.0 million of our outstanding 7.405% capital securities due 2038 and $250.0 million aggregate principal amount of our outstanding 7.625% notes due 2011. The cost of the cash tender offer decreased second quarter 2006 income by $17.8 million before tax, or $11.6 million after tax. In the fourth quarter of 2006, we purchased $32.0 million of our outstanding 6.850% notes due 2015 on the open market. The cost of the debt purchase decreased fourth quarter 2006 income by $2.7 million before tax, or $1.9 million after tax.

The scheduled remarketing of the senior note element of the adjustable conversion-rate equity security units (units) occurred in February 2006, as stipulated by the terms of the original offering, and we reset the interest rate on $575.0 million of senior notes due May 15, 2008 to 5.997%. We purchased $400.0 million of the senior notes in the remarketing which were subsequently retired. The associated write-off of deferred debt costs decreased first quarter 2006 income by $5.3 million before tax, or $3.4 million after tax. In May 2006, we settled the purchase contract element of the units by issuing 43.3 million shares of common stock. We received proceeds of approximately $575.0 million from the transaction.

In November 2006, Tailwind Holdings, LLC, a wholly-owned subsidiary of UnumProvident, issued $130.0 million of senior, secured notes in a private placement. Interest on the notes is variable based upon a London Interbank Offered Rate (LIBOR) plus a margin. None of UnumProvident or any other affiliate of Tailwind Holdings is an obligor or guarantor on the notes.

Accounting Principle Changes

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS 123(R)), Share-Based Payment. SFAS 123(R) focuses primarily on accounting for transactions in which an entity obtains employee service in exchange for share-based payments. The adoption of SFAS 123(R) did not have a material effect on our financial position or results of operations.

Effective December 31, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 158 (SFAS 158), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit pension and other postretirement plans as an asset or liability in its balance sheet and to recognize changes in that funded status through comprehensive income. Also, under SFAS 158, defined benefit pension and other postretirement plan assets and obligations are to be measured as of the date of the employer’s fiscal year-end. The adoption of SFAS 158, which resulted in an $84.1 million decrease in accumulated other comprehensive income in stockholders’ equity, had no effect on our results of operations.

2005 Significant Transactions and Events

California Settlement Agreement and Amendment of the Multistate Market Conduct Examination Settlement Agreements

In the third quarter of 2005, certain of our U.S. insurance subsidiaries entered into a settlement agreement with the California DOI, concluding a market conduct examination and investigation of the subsidiaries’ disability claims handling practices. The California DOI had chosen not to join the 2004 multistate settlement agreements. As part of the settlement with the California DOI, we paid a civil penalty of $8.0 million and agreed to change certain practices and policy provisions related to our California business. The settlement also incorporates claims handling practices previously covered by the multistate settlement agreements and includes certain additional claim handling changes.

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Based on the settlement agreement and related matters, in the third quarter of 2005 we recorded a charge of $75.0 million before tax, or $51.6 million after tax, comprised of four elements: $14.3 million of incremental direct operating expenses to conduct the reassessment process; $37.3 million for benefit costs and reserves from claims reopened from the reassessment; $15.4 million for additional benefit costs and reserves for claims already incurred and currently in inventory that are anticipated as a result of the claim process changes being implemented; and the $8.0 million civil penalty. The charge decreased before-tax operating results for the Unum US segment group income protection line of business and supplemental and voluntary lines of business $37.4 million and $3.3 million, respectively, and the Individual Income Protection – Closed Block segment $34.3 million.

Income Tax

In the third quarter of 2005, we recognized an income tax benefit of approximately $10.8 million related to the finalization of income tax reviews of our U.K. subsidiaries.

During the first quarter of 2005, the Internal Revenue Service completed its examination of tax years 1999 through 2001 and issued its revenue agent’s report (RAR) in April 2005. Income tax liabilities of approximately $32.0 million that related primarily to interest on the timing of expense deductions were released in the first quarter of 2005, all of which was reflected as a reduction to income tax expense.

Disposition

During the third quarter of 2005, our wholly-owned subsidiary, Unum Limited, completed the sale of its Netherlands branch. The gain on the sale was approximately $5.7 million before tax and $4.0 million after tax.

Financing

During 2005, we repaid $227.0 million of maturing debt. In November 2005, we completed a long-term debt offering, issuing $400.0 million of 6.85% senior notes due November 15, 2015.

Closed Block Reinsurance Recapture

During the third quarter of 2005, we recaptured a closed block of individual income protection business originally ceded to Centre Life Reinsurance Ltd. in 1996. The recaptured business included approximately $1.6 billion in invested assets and $185.0 million of annual premium. The effective date of the recapture was August 8, 2005. The underlying operating results of the reinsurance contract, prior to recapture, were reflected in other income. The recapture therefore did not have a material impact on operating income for our Individual Income Protection – Closed Block segment.

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2004 Significant Transactions and Events

Settlement of Multistate Market Conduct Examination

During 2004, certain of our U.S. insurance subsidiaries entered into settlement agreements with state insurance regulators upon conclusion of a multistate market conduct examination led by Maine, Massachusetts, and Tennessee relating to our disability claims handling practices. A total of 48 states and the District of Columbia are parties to the settlement agreements. In addition, the U.S. Department of Labor, which had been conducting an inquiry relating to certain ERISA plans, is a party to the settlement agreements, and the NYAG, which had engaged in its own investigation of our claims handling practices, notified us that it was in support of the settlement and was, therefore, closing its investigation on this issue. The examination report did not make any findings of violations of law or market conduct regulations. However, the examination report did identify areas of concern. These became the focus of specific changes and enhancements to our disability claims handling operations which are designed to assure each claim decision is made in a consistently high quality manner.

The primary components of the settlement agreements include enhancements to our claims handling procedures; a reassessment process for claimants of certain previously denied or closed claims who elect to participate; additional corporate and board governance to support the oversight of the reassessment process and general claims handling practices; and payment of a fine in the amount of $15.0 million that was allocated among the states and jurisdictions that joined the agreements and a potential fine of $145.0 million in the future if certain standards are not met in examinations at the end of approximately two years.

In the fourth quarter of 2004, we recorded a charge of $127.0 million before tax, or $87.8 million after tax, comprised of four elements: $27.5 million of incremental direct operating expenses to conduct the two-year reassessment process; $44.0 million for benefit costs and reserves from claims reopened from the reassessment; $40.5 million for additional benefit costs and reserves for claims already incurred and currently in inventory that are anticipated as a result of the claim process changes being implemented; and the $15.0 million fine. The charge decreased before-tax operating results for the Unum US segment group income protection and individual income protection – recently issued lines of business $116.7 million and $1.7 million, respectively, and the Individual Income Protection – Closed Block segment $8.6 million.

Disposition

During the second quarter of 2004, we closed the sale of our Canadian operations. Financial results for the Canadian branch are reported as discontinued operations. The loss recognized during 2004 was $60.8 million after tax.

Restructuring of Individual Income Protection – Closed Block Business

In the first quarter of 2004, we restructured our individual income protection – closed block business and entered into reinsurance agreements which effectively provide approximately 60 percent reinsurance coverage for our overall consolidated risk above a specified retention limit. We have not yet reached the retention limit and do not currently anticipate that once reached, our losses would exceed the maximum risk limit for the reinsurer and revert back to us. The reinsurance receivable for this contract, as reported in our consolidated statements of financial condition, was approximately $599.6 million at December 31, 2006.

In conjunction with the restructuring of the individual income protection – closed block business, effective January 1, 2004, we modified our reporting segments to include a separate segment for this business. The reporting, monitoring, and management of the closed block of individual income protection business as a discrete segment is consistent with our financial restructuring and separation of this business from the lines of business which actively market new products. In the past, this business had been reported in combination with the individual income protection – recently issued line of business. Prior to 2004, detailed separate financial metrics and models were unavailable to appropriately manage this block of business separately from the recently issued individual income protection block of business.

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The separation of the closed block business into a separate reporting segment required us to perform, separately for the individual income protection – closed block business and individual income protection – recently issued business, impairment testing for goodwill and loss recognition testing for the recoverability of deferred policy acquisition costs and value of business acquired. As required under GAAP, prior to the change in reporting segments, these tests were performed for the individual income protection line of business on a combined basis. The testing indicated impairment of the individual income protection – closed block deferred policy acquisition costs, value of business acquired, and goodwill balances of $282.2 million, $367.1 million, and $207.1 million, respectively. These impairment charges, $856.4 million before tax and $629.1 million after tax, were recorded in the first quarter of 2004.

Also as part of the restructuring, we analyzed our reserve assumptions related to our individual income protection – closed block reserves as a stand-alone segment. Previously these reserves were analyzed for the individual income protection line of business on a combined basis. Included in the analysis was a review of morbidity assumptions, primarily claim resolution rates, and claim reserve discount rate assumptions. Based upon this analysis, we lowered the claim reserve discount rate to reflect the segmentation of the investment portfolio between the individual income protection – recently issued business and the individual income protection – closed block business, the duration of the assets and the related policy liabilities. Based on this analysis, in the first quarter of 2004 we increased our individual income protection – closed block claim reserves by $110.6 million before tax, or $71.9 million after tax, to reflect our current estimate of future benefit obligations.

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